Exhibit 32.1

CERTIFICATIONS PURSUANT TO

18 U.S.C. Sec.1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Terry G. Roussel and Stephen I. Robie, do each hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his or her knowledge, the Annual Report of Cornerstone Core Properties REIT, Inc. on Form 10-K for the twelve month period ended December 31, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-K fairly presents in all material respects the financial condition and results of operations of Cornerstone Core Properties REIT, Inc.

/s/ Terry G. Roussel
Date: March 30, 2012	Terry G. Roussel
Chief Executive Officer
(Principal Executive Officer)

/s/ Stephen I. Robie
Date: March 30, 2012	Stephen I. Robie
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)